Exhibit 4.10

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE ISSUE DATE].

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE.]

FORT TECHNOLOGY INC.

(Existing under the laws of British Columbia)

10% UNSECURED NON-TRANSFERABLE CONVERTIBLE DEBENTURES

CERTIFICATE NUMBER:	2025-[●]
HOLDER:	[●] (the “Holder”)
PRINCIPAL AMOUNT:	[●] Debentures, each with a Principal Amount of $1,000
ISSUE DATE:	[●], 2025 (the “Issue Date”)
MATURITY DATE:	[●], 2027 (the “Maturity Date”)
INTEREST:	10.0% per annum, calculated as non-compounding simple interest and on the basis of a 365 day year, commencing on the Issue Date until the earlier of (a) the Maturity Date and (b) the date on which the Principal Amount of each Debenture has either been repaid in full or converted into Units in accordance with the terms set out in this Certificate.

Interest will be payable quarterly, with the first payment being from the period from closing of the Offering to September 30, 2025 (based on the actual number of days elapsed and a 365-day year). All interest owed under the Debentures will be paid by the Issuer in cash.

Article 1
PROMISE TO PAY

1.1	Promise to Pay

THIS IS TO CERTIFY THAT FORT TECHNOLOGY INC. (the “Company”), for value received, hereby acknowledges itself indebted and promises to pay to the Holder the Principal Amount and any accrued but unpaid Interest thereon, on presentment and surrender of this Certificate at the principal office of the Company, or its successor in the City of Vancouver, on the Maturity Date, or on such earlier date as the principal hereof becomes payable in accordance with the provisions of this Certificate.

The Debentures represented by this Certificate are part of a private placement of convertible debentures issued under the Agreement, which Agreement and all instruments supplemental thereto are referred to for a description of the terms and conditions upon which the Debentures are issued and held and the rights of the Holder and of the Company, all to the same effect as if the provisions of the Agreement and all instruments supplemental thereto were herein set forth, to all of which the Holder, by acceptance hereof, assents.

In the event of any conflict or inconsistency between the provisions of the Agreement (and any amendments thereto and instruments supplement thereto) and the provisions of this Certificate, except those that are necessary by context, the provisions of this Certificate (and any amendments thereto and instruments supplement thereto) shall prevail.

Article 2
INTERPRETATION

2.1	Definitions

In this Certificate:

“Agreement” means the unsecured convertible debenture subscription agreement between the Company and the Holder, dated [●], 2025, pursuant to which this Certificate is granted;

“Business Day” means any day other than a Saturday, a Sunday or a statutory holiday in Vancouver, British Columbia, Canada;

“Certificate” means this certificate evidencing the Debentures;

“Common Shares” means the common shares without par value in the capital of the Company;

“Conversion Date” means the date of delivery by the Holder to the Company of this Certificate together with a Conversion Notice;

“Conversion Notice” means a duly completed and executed notice in the form attached hereto as Schedule “A”;

“Conversion Price” means US$0.133 (C$0.185 as converted into Canadian dollars at the Bank of Canada exchange rate on the Issue Date, being 1:1.3897, and rounded down to the nearest thousandth) per Unit, subject to applicable stock exchange rules and securities legislation;

“Debentures” means the 10% unsecured non-transferable convertible debentures of the Company represented by this Certificate;

“Event of Default” has the meaning ascribed thereto in section 5.1;

“Holder” means the registered holder of this Certificate, as set forth on page 1 of this Certificate;

“Interest” has the meaning ascribed thereto in section 3.2.

“Interest Rate” means 10% per annum, calculated as non-compounding simple interest, and on the basis of a 365 day year, commencing on the Issue Date until the earliest of (a) the Maturity Date and (b) the date on which the Principal Amount of each Debenture has either been repaid in full or converted into Units in accordance with the terms set out in this Certificate;

“Issue Date” has the meaning ascribed thereto on page 1 of this Certificate;

“Maturity Date” has the meaning ascribed thereto on page 1 of this Certificate;

“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

“Prepayment Date” has the meaning ascribed thereto in section 3.5;

“Principal Amount” has the meaning ascribed thereto in section 3.1;

“this Certificate”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder”, and any similar expressions refer to this Certificate and not to any particular Article, section or other portion hereof, and include any and every instrument supplemental hereto or amending any part hereof;

“TSXV” means the TSX Venture Exchange and includes any other stock exchange on which the Common Shares may trade;

“Units” means units of the Company, each comprised of one Common Share and one Warrant; and

“Warrant” means a non-transferable common share purchase warrant entitling the holder thereof to purchase one Common Share at a price of US$0.133 (C$0.185 as converted into Canadian dollars at the Bank of Canada exchange rate on the Issue Date, being 1:1.3897, and rounded down to the nearest thousandth) until [●], 2030, with all Warrants issued on conversion of the Debentures to be evidenced by a warrant certificate in the form attached hereto as Schedule “B”.

2.2	Headings

The inclusion of headings in this Certificate is for convenience of reference only and shall not affect the construction or interpretation hereof.

2.3	References to Articles and Sections

Whenever in this Certificate a particular article or section or other portion thereof is referred to, unless otherwise indicated, that reference pertains to the article or section or portion thereof contained herein.

2.4	Currency

Except where otherwise expressly provided, all amounts in this Certificate are stated and shall be paid in Canadian currency.

2.5	Gender and Number

In this Certificate, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

2.6	Computation of Time Periods

Except as otherwise specifically provided herein, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

2.7	Actions on Days other Than Business Days

Except as otherwise specifically provided herein, where any payment is required to be made or any other action is required to be taken on a particular day and that day is not a Business Day and, as a result, that payment cannot be made or action cannot be taken on that day, then this Certificate shall be deemed to provide that the payment shall be made or such action shall be taken on the Business Day immediately following such day.

2.8	Invalidity, etc.

Each of the provisions contained in this Certificate is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

2.9	Amendment, Waiver

No amendment or waiver of this Certificate shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Certificate shall constitute a waiver of any other provision nor shall any waiver of any provision of this Certificate constitute a continuing waiver unless otherwise expressly provided.

2.10	Governing Law, Attornment

This Certificate shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Any and all disputes arising under this Certificate or any of the Debentures it represents, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of British Columbia and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such Province.

Article 3
PRINCIPAL AND INTEREST

3.1	Promise to Pay Principal

The principal amount of each Debenture is $1,000.00 (the “Principal Amount”). The Company agrees to pay to the Holder the Principal Amount for each Debenture represented by this Certificate, unless any such Debenture shall have been previously prepaid, redeemed or converted in accordance with the provisions hereof, together with any accrued and unpaid Interest, on the Maturity Date on presentation and surrender of this Certificate at the principal office of the Company at the address set forth under section 6.1 or at such other place as the Company may advise the Holder in writing.

3.2	Interest

Interest on the Principal Amount of each of the Debentures represented by this Certificate and outstanding at the applicable time shall accrue at the Interest Rate from and after the Issue Date until the earliest of (a) the Maturity Date and (b) the date on which the Principal Amount of each Debenture has either been repaid in full or converted into Units in accordance with the terms set out in this Certificate (“Interest”). For greater certainty, all Interest will be paid by the Company in cash and is not convertible into Units.

3.3	Payment of Interest

All amounts paid by the Company to the Holder shall be applied by the Holder, firstly, to the Interest, and secondly, to the outstanding Principal Amount. Interest on any amounts subject to interest under this Certificate shall be calculated and payable in cash quarterly on March 31, June 30, September 30, and December 31 for the 3-month periods ended thereon, with the exception of the first payment to be made on September 30, 2025, for all interest accrued in the period from the Issue Date to September 30, 2025, and the last payment to be made on the Maturity Date, for all interest accrued in the period from June 30, 2027, to the Maturity Date.

Notwithstanding any provision contained herein, the Company shall not be obliged to make any payments of interest or other amounts payable to the Holder hereunder in an amount or at a rate which would be prohibited by applicable law or would result in the receipt by the Holder of interest at a criminal rate (as those terms are construed under the Criminal Code (Canada)).

3.4	Prepayment

Notwithstanding any provisions to the contrary, the Company shall have the right to prepay the Principal Amount of any or all of the Debentures, together with the accrued and unpaid Interest on such Debentures at any time prior to the Maturity Date without penalty or premium upon written notice to the Holder regarding its intent to prepay, the amount of such prepayment, the amount of Interest and Principal Amount so prepaid and the effective date of such prepayment (each, a “Prepayment Date”). The prepayment will first be applied to the accrued but unpaid Interest and then to the Principal Amount, and upon any prepayment of the Principal Amount, Interest shall be calculated based upon, accrue and be payable on any remaining unsatisfied portion of the Principal Amount from any after such Prepayment Date. On each Prepayment Date, the Debentures shall be deemed to be automatically adjusted to reflect such prepayment. The Company shall be entitled to rely upon the upon the delivery and registration instructions provided by the Holder in the Agreement in respect of the payment of any amounts hereunder. The Company may exercise its prepayment rights at any time and in one or more instances in its sole discretion. In the event the Company issues a notice of prepayment, the Holder may not deliver a Conversion Notice with respect to any Debentures proposed to be repaid by the Company pursuant to such notice; provided, however, that if the prepayment contemplated by such notice is not completed within 15 Business Days of the date of the notice, the Holder shall be permitted to deliver a Conversion Notice to the Company in respect of such Debentures.

Article 4
CONVERSION OF DEBENTURE

4.1	Holder’s Conversion

Subject to and upon compliance with the other provisions of this Certificate, the Principal Amount of any Debenture then outstanding may, at any time prior to the last Business Day prior to the Maturity Date, be surrendered to the Company to acquire Units at the Conversion Price. Any accrued but unpaid Interest on the Conversion Date shall be paid to the Holder in cash in accordance with section 4.3. For greater certainty and notwithstanding any other provision herein, it is understood that conversion of a Debenture must be the conversion of the entire Principal Amount of such Debenture and that the conversion of less than the entire Principal Amount of any Debenture is prohibited.

4.2	Holder’s Conversion Procedure

(a)	In order to convert the Debentures to Units pursuant to section 4.1, the Holder shall deliver a Conversion Notice to the Company accompanied by this Certificate. The surrender of this Certificate accompanied by the Conversion Notice shall be deemed to constitute a contract between the Holder and the Company whereby: (i) the Holder subscribes for the number of Units which it shall be entitled to receive on the conversion of the applicable Debentures; (ii) the Holder releases the Company from all liability in respect of the value of the Debentures so converted; and (iii) the Company agrees that the surrender of this Certificate constitutes full payment of the subscription price for the Units issuable upon the conversion of the applicable Debentures.

(b)	As promptly as practicable, but in any event not later than seven Business Days after the Conversion Date, the Company shall issue or cause to be issued and deliver or cause to be delivered to the Holder certificates for the applicable number of Common Shares and Warrants deliverable upon the conversion of the applicable Debentures, subject to section 4.5. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date and at such time, the rights of the Holder as the holder of the Debentures so converted shall cease. Upon the conversion of the applicable Debentures, the Holder shall be deemed to have become at such time the holder of record of the Common Shares and Warrants issued upon such conversion.

4.3	Payment of Interest on Conversion

Upon conversion of Debentures, the Company will pay to the Holder the Interest accrued and unpaid on the applicable Debentures up to but excluding the Conversion Date, in cash.

4.4	Limitations of Issuance

Notwithstanding anything contained in sections 4.1 and 4.2, the applicable Common Shares and Warrants will only be issued and registered upon conversion of the applicable Debentures in compliance with the securities laws of any applicable jurisdiction and the policies of the TSXV. Without limiting the generality of the foregoing, in the event that the Debentures represented by this Certificate are converted prior to the expiry of any applicable hold period under applicable securities legislation, the certificates representing the Common Shares and Warrants comprising the Units issuable upon conversion of the applicable Debentures will bear such legend(s) as may, in the opinion of counsel to the Company, be necessary in order to avoid a violation of any securities laws or to comply with the requirements of the TSXV.

4.5	No Fractional Shares

The Company shall not be required to issue fractional Common Shares or Warrants upon the conversion of Debentures. Notwithstanding any other term herein, the Company shall not issue any fraction of a Common Share or Warrant upon the conversion of a Debenture at any time. If a Debenture confers the right to be issued a fraction of a Common Share or Warrant, the number of Common Shares or Warrants to be issued will be rounded down to the nearest whole number without any compensation.

4.6	Adjustment of the Conversion Price

In the event where the Company (i) subdivides its outstanding Common Shares into a greater number of shares or (ii) consolidates its outstanding Common Shares into a lesser number of shares, the Conversion Price will, subject to the approval of the TSXV, be proportionately adjusted as of the effective date of that subdivision or consolidation so that the Holder, on conversion of Debentures after that time, shall be entitled to receive the number of Units which it would have owned or been entitled to receive had the Debentures been converted immediately prior to such time under the Conversion Price on the date of conversion.

4.7	Reclassifications, Reorganizations, Etc.

In case of any reclassification or change of the Common Shares (other than a change as a result of a subdivision or consolidation) or any capital reorganization not otherwise provided for in this Certificate or any amalgamation of the Company with, or merger of the Company into, any other corporation (other than an amalgamation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change, other than as aforesaid, of the Common Shares) or any sale, transfer or other disposition of all or substantially all of the assets of the Company (any of those events, a “Capital Reorganization”), the Company or the corporation formed by that amalgamation or the corporation into which the Company shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Holder a supplemental debenture certificate providing that the Holder may thereafter (until the Maturity Date) convert the Debentures to receive the kind and number of shares and other securities and property receivable upon that Capital Reorganization by a holder of the number of Units into which the Debentures might have been converted immediately prior to that Capital Reorganization. That supplemental debenture certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Certificate. The above provisions of this section 4.8 shall similarly apply to successive Capital Reorganizations.

4.8	Cancellation of Debentures

(a)	This Certificate shall be marked cancelled when surrendered for conversion of all of the Debentures represented thereby.

(b)	If the Holder submits a Conversion Notice requesting the conversion of less than all of the Debentures represented by this Certificate, this Certificate shall be marked cancelled and a replacement debenture certificate in the same form as this Certificate will be issued to the Holder with the number of Debentures represented by such certificate being adjusted to reflect such conversion.

(c)	If the Company prepays all of the outstanding Debentures represented by this Certificate pursuant to Section 3.5, this Certificate shall be deemed cancelled with no further action by the Company as of the applicable Prepayment Date. For greater certainty, this Certificate will not be marked cancelled if the Company prepays less than all of the outstanding Debentures represented thereby, and the number of Debentures represented by such certificate shall be deemed to be automatically adjusted to reflect such prepayment as specified in Section 3.5.

(d)	This Certificate, if not otherwise cancelled prior to the Maturity Date, shall be deemed cancelled with no further action by the Company on the Maturity Date following payment of the then outstanding Interest and Principal Amount to the Holder by the Company.

4.9	TSXV Approval

Any adjustment to the Conversion Price, except in relation to a share subdivision or consolidation under section 4.8, is subject to the prior approval of the TSXV.

4.10	U.S. Securities Laws Matters

The Debentures, the Common Shares and Warrants issuable on conversion of any of the Debentures, and any common shares without par value of the Company issuable on due exercise of any Warrants, have not been and will not be registered under the U.S. Securities Act or any applicable securities laws of any state of the United States. Notwithstanding any other provision of this Certificate, the rights evidenced by this Certificate may not be exercised except where the Holder:

(a)	represents that it (i) is not resident in the United States, (ii) is not a U.S. Person, (iii) is not converting the Debentures for the account or benefit of a U.S. Person or a person in the United States, (iv) was not in the United States at the time the conversion notice attached as Schedule “A” hereto was completed and delivered, and (v) is not requesting delivery of the Common Shares or Warrants issuable on conversion of the Debentures to an address in the United States;

(b)	(i) is the original purchaser of the Debentures convertible into the Common Shares and Warrants pursuant to the Convertible Debenture Offering, (ii) completed the “Certification of U.S. Purchaser” attached as Schedule “D” to the Agreement, (iii) is converting the Debentures for its own account and benefit or is converting the Debentures for the account or benefit of a disclosed principal that was named in the Agreement, (iv) is, and such disclosed principal, if any, is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the U.S. Securities Act) at the time of conversion of the Debentures, and (v) the representations and warranties of the Holder made in the Agreement (including the “Certification of U.S. Purchaser” attached as Schedule “D” thereto) remain true and correct as of the date of conversion of the Debentures; or

(c)	has submitted to the Company at the time of exercise a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company (or such other written documentation that may be reasonably satisfactory to the Company) to the effect that the conversion of the Debentures and delivery of the Common Shares and Warrants thereunder are exempt from the registration requirements of the U.S. Securities Act and any applicable securities laws of any state in the United States.

For the purposes of this Section 4.13, the following terms have the following meanings:

(a)	“Convertible Debenture Offering” means the offering by the Company of the Debentures at a price of $1,000 per Debenture, which closed on [●], 2025.

(b)	“United States” has the meaning set forth in Rule 902(l) under the U.S. Securities Act.

(c)	“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the U.S. Securities Act, which includes

(i)	a natural person resident in the United States,

(ii)	a partnership or corporation organized or incorporated under the laws of the United States,

(iii)	an estate of which any executor or administrator is a U.S. Person, and

(iv)	a trust of which any trustee is a U.S. Person.

(d)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

Article 5
DEFAULT AND ENFORCEMENT

5.1	Events of Default

The occurrence of any of the following events shall constitute a default of the Company of its obligations under this Certificate (each, an “Event of Default”):

(a)	the Company defaults in payment of all or any part of the Principal Amount of the Debentures or of any Interest due under the Debentures and the terms of this Certificate when the same becomes due under any provision hereof and such default continues for a period of 15 Business Days after written notice thereof is given to the Company by the Holder;

(b)	if the Company fails to observe any covenant or other obligation to the Holder under this Certificate and such default continues for a period of 15 Business Days after notice has been given to the Company by the Holder specifying such default and requiring the Company to rectify same;

(c)	the Company ceases to carry on business in the ordinary course; or

(d)	the Company institutes any proceeding or takes or authorizes any corporate action or executes any agreement to authorize its participation in or commencement of any proceeding:

(i)	seeking to adjudicate it as bankrupt or insolvent; or

(ii)	seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief or composition of its property or debt, or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any application under the Companies’ Creditors Arrangement Act (Canada) or the Bankruptcy and Insolvency Act (Canada)) or, with respect to reorganization, arrangement or compromise of debt, the laws of the jurisdiction of incorporation of the Company;

5.2	Consequences of an Event of Default

In case any Event of Default has occurred and is continuing, the Holder may, forthwith or at any time thereafter (and, if the Holder proceeds under subsection (b) or (c) of this section 5.2, upon 15 Business Days written notice to the Company), except in the event such Event of Default shall have been cured prior to any action by the Holder under this section 5.2 or except as provided by applicable law or this Certificate, take any one or more of the following actions:

(a)	declare any or all of the Principal Amount and any accrued and unpaid interest to be immediately due and payable by giving written notice thereof to the Company and, in such event, such amounts shall be forthwith due and owing by the Company to the Holder;

(b)	commence legal action to enforce payment of the Principal Amount and any accrued and unpaid interest; or

(c)	take any other action, suit, remedy or proceeding authorized or permitted by this Certificate or by law or equity.

For greater certainty, the existence of an Event of Default and the delivery of a notice or notices or the taking of any action or actions by the Holder under this section 5.2 shall not affect the rights of the Company under section 3.4 hereof.

5.3	No Obligation to Account

The Holder shall not be under any obligation, or be liable or accountable for any failure, to enforce payment of Principal Amount and any accrued and unpaid interest or to exercise any of its rights and remedies hereunder and shall not be under any obligation to institute proceedings for any of such purposes.

Article 6
COMMUNICATION

6.1	Communication

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by email or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during, or within three Business Days prior to, a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if sent by email or other means of electronic communication, shall be deemed to have been received on the Business Day immediately following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by email or other means of electronic communication and shall be deemed to have been received in accordance with the foregoing. Notices and other communications shall be addressed as follows:

(a)	if to the Company:

Fort Technology Inc..
Suite 501, 3292 Production Way,
Burnaby, British Columbia, V5A 4R4, Canada
Attention: Gabi Kabazo, Chief Executive Officer
E-mail: gkabazo@gmail.com

With a copy (which shall not constitute notice) to:

MLT Aikins LLP
2600-1066 West Hastings Street,
Vancouver, British Columbia,
V6E 3X1, Canada

Attention: Mahdi Shams
E-mail: mshams@mltaikins.com

(b)	if to the Holder, as provided in the Agreement.

Article 7
GENERAL

7.1	Transfer

The Debentures represented by this Certificate are non-transferable.

7.2	Insider Filings

The Holder is responsible for the filing of any and all insider filings required under securities laws.

7.3	No Partnership

Each of the Company and the Holder, by its acceptance of this Certificate, disclaims any intention to create a partnership and each asserts that the relationship between them is that of a debtor and creditor, respectively.

7.4	Successors and Assigns

This Certificate shall be binding on the Company and its successors and shall enure to the benefit of the Holder and its successors. This Certificate is not assignable.

7.5	Electronic Signature

This Certificate may be signed by facsimile, email or other electronic means, which shall be deemed to be an original and shall be deemed to have the same legal effect and validity as a certificate bearing an original signature.

7.6	Electronic Transmission

A signed copy of this Certificate transmitted by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect and validity as delivery of an originally-executed copy of this Certificate, provided that if this Certificate bears an electronic signature as contemplated by section 7.4 above and the Company is delivering this Certificate by electronic transmission pursuant to this section 7.5, then the Company represents to the Holder that the electronically transmitted Debenture shall be the only executed copy to be issued by the Company.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the Company has executed this Certificate on _____________, 2025.

FORT TECHNOLOGY INC.

By:
Authorized signatory

Schedule A
CONVERSION NOTICE

Capitalized terms uses in this Conversion Notice and not otherwise defined have the meanings provided in the certificate to which this Conversion Notice is attached.

The undersigned hereby elects to convert all of the principal amount of the Debentures, being $____________________________, represented by this Certificate into _______________________ Units of Fort Technology Inc. in accordance with the terms of this Certificate and directs the Common Shares and Warrants comprising such Units to be registered and certificates therefor to be delivered in accordance with the delivery and registration instructions provided by the Holder with respect to the Debentures below:

Register the Securities as follows:	Deliver the Securities as follows:

(Full Name)	(Full Name)

(Account reference, if applicable)	(Contact Name)

(Address)	(Address)

(Address)	(Address)

NOTE:	If Securities are to be issued in the name of, or delivered to, a person other than the holder, the signature must be guaranteed by a Schedule I Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”. For Securities issued to a person other than the registered holder, the holder must pay to the Company all applicable taxes.

(Print name in which Securities are to be issued, delivered and registered)

Name: __________________________________________________________

Address:_________________________________________________________

(City, Province and Postal Code)

Name of guarantor: __________________________________________________________

Authorized signature:_________________________________________________________

(Please check the ONE box applicable):

☐     A      The undersigned holder (i) is not resident in the United States, (ii) is not a U.S. Person, (iii) is not converting the Debentures for the account or benefit of a U.S. Person or person in the United States, (iv) at the time of conversion of the Debentures and the execution and delivery of this exercise form, is not in the United States and (v) the delivery of the underlying Common Shares and Warrants will not be to an address in the United States.

☐      B.      The undersigned holder (i) is the original purchaser of the Debentures convertible into the Common Shares and Warrants pursuant to the Convertible Debenture Offering, (ii) completed the “Certification of U.S. Purchaser” attached as Schedule “D” to the Subscription Agreement, (iii) is converting the Debentures for its own account and benefit or for the account and benefit of a disclosed principal that was named in the Subscription Agreement, (iv) is, and such disclosed principal, if any, is, an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act at the time of conversion of these Debentures, and (v) the representations and warranties of the holder made in the Subscription Agreement, including the “Certification of U.S. Purchaser” attached as Schedule “D” to the Subscription Agreement, remain true and correct as of the date of converting these Debentures.

☐      C.      The undersigned holder has delivered to the Company an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance reasonably satisfactory to the Company) to the effect that the conversion of the Debentures and delivery of the Common Shares and Warrants are exempt from the registration requirements of the U.S. Securities Act and any applicable securities laws of any state of the United States.

Notes:

(1)	Certificates or statements will not be registered or delivered to an address in the United States unless Box B, or C above is checked.

(2)	If Box C above is checked, holders are encouraged to consult with the Company in advance to determine that the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Company. The undersigned holder understands that unless box (A) above is checked the certificate representing the Common Shares and Warrants will bear or be deemed to bear a legend restricting transfer under the U.S. Securities Act and applicable securities laws of any state of the United States unless an exemption from registration requirements is available.

The undersigned holder understands that the certificates representing the Common Shares and Warrants issued upon conversion of the Debentures may bear a legend restricting transfer under the U.S. Securities Act.

The undersigned hereby acknowledges and understands that upon issuance of the Securities pursuant to this Conversio Notice, all rights of the undersigned in connection with the Debenture including, but not limited to, payment of the Principal Amount and Interest shall be extinguished.

DATED _____________________, 20______	Signature

Name of Authorized Signatory (please print)

Title of Authorized Signatory (please print)

Schedule B
FORM OF WARRANT CERTIFICATE

[See Attached.]